UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/29/2007

Kreisler Manufacturing Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-4036

Delaware	22-1047792
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

180 Van Riper Avenue, Elmwood Park, NJ 07407
(Address of principal executive offices, including zip code)

201-791-0700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On March 29, 2007, Kreisler Industrial Corporation ("Kreisler Industrial"), a wholly-owned subsidiary of Kreisler Manufacturing Corporation (the "Company"), entered into a collective bargaining Union Agreement (the "Agreement") with Local 377, RWSDU affiliated with AFL-CIO ("Local 377") which currently represents approximately 76 Kreisler Industrial employees. The Agreement term is from December 5, 2006 through December 4, 2009.

In addition to certain work rule changes, the Agreement increases wages $0.55 per hour on December 5, 2006, $0.50 per hour on December 5, 2007 and $0.50 per hour on December 5, 2008. The $0.55 per hour wage increase is retroactive to December 5, 2006, has an estimated retroactive cost to Kreisler Industrial of $27,000 and will be paid on or about April 13, 2007. Kreisler Industrial's cost of medical insurance provided to all Union employees and offered through Local 377 under the Agreement will increase from $260 per month to $350 per month.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Please see item 1.01 for a description of the Union Agreement.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

10.1 Union Agreement dated March 29, 2007

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kreisler Manufacturing Corporation

Date: March 29, 2007	By:	/s/ Edward A. Stern
Edward A. Stern
Co-President, Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Description
EX-10.1	Union Agreement